Exhibit 1.1

UNDERWRITING AGREEMENT

between

ECST HOLDINGS LIMITED

and

EDDID SECURITIES USA INC.

as Representative of the Several Underwriters

UNDERWRITING AGREEMENT

[DATE], 2025

Eddid Securities USA Inc.

As Representative of the several Underwriters named on Schedule 1 attached hereto

40 Wall Street, Suite 1606

New York, NY 10005

Ladies and Gentlemen:

The undersigned, ECST HOLDINGS LIMITED, a Cayman Islands exempted company with limited liability (collectively, with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being its subsidiaries, or affiliates, the “Company”), hereby enters into this Underwriting Agreement (this “Agreement”) with Eddid Securities USA Inc. (the “Representative”), and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters, collectively, the “Underwriters,” and, each, individually, an “Underwriter,” and the Underwriters, together with the Company, the “Parties”) as follows:

1. Purchase and Sale of Shares.

1.1. Firm Shares.

1.1.1. Purchase of Firm Shares.

1.1.1.1. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, severally and not jointly, and the Underwriters agree to purchase from the Company, severally and not jointly, an aggregate of [AMOUNT] shares (“Firm Shares”) of the Company’s Class A Ordinary Shares, par value $0.0001 per share (the “Ordinary Shares”) as set forth opposite their respective names on Schedule 1 hereto, at a purchase price (net of discounts and commissions) of $[●] per Firm Share, being equal to 93.0% of the public offering price of the Firm Shares. The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2. Payment and Delivery. Delivery and payment for the Firm Shares shall be made at 10:00 a.m., New York City time, on the second (2nd) Business Day (as defined below) following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the third (3rd) Business Day following the Effective Date if the Registration Statement is declared effective after 4:01 p.m., New York City time) or at such other time as shall be agreed upon by the Representative and the Company, at the offices of CFN Lawyers LLC , counsel to the Representative, or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal Funds (“Federal Funds”), payable to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Shares for delivery, at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all of the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or any other day on which commercial banks in the City of New York, New York, and the Cayman Islands are authorized or required by law to remain closed; provided, however, that, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the city of New York, New York, are generally are open for use by customers on such day.

1.1.3 Engagement. The Company shall engage the Representative for the Engagement Period (as defined below) to act as the Company’s exclusive financial advisor, managing underwriter and/or book runner and investment banker underwriter and investment banker in connection with the Offering (as such term is defined in Section 1.2.1). “Engagement Period” means the period beginning on December 11, 2024 and ending on the earlier of (i) the Closing Date or (ii) twelve (12) months after December 11, 2024 (such date, the “First Engagement Date”); provided, however, that such Engagement Period is only terminable after the First Engagement Date upon fifteen (15) business days’ advance written notice by either the Company or the Representative (such notice, the “Termination Notice”), and if the Termination Notice is not given, the Engagement Period shall be automatically extended for an additional 6 months after the First Termination Date and shall be automatically renewed for 6 month periods thereafter.

1.2. Over-Allotment Option.

1.2.1. Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to the Underwriters an option to purchase up to [●] additional Ordinary Shares, representing fifteen percent (15%) of the total number of Firm Shares offered in the offering (the “Option Shares”), from the Company (such option, the “Over-Allotment Option”). The Option Shares shall be identical in all respects to the Firm Shares. The Option Shares shall be purchased for the account of each of the several Underwriters in the same proportion as the number of Firm Shares set forth opposite each Underwriter’s name on Schedule 1 hereto, bears to the total number of Firm Shares (subject to adjustment by the Representative to eliminate fractions). No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The Over-Allotment Option, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. The purchase price to be paid per Option Share shall be equal to the price per Firm Share set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to together as the “Public Securities.” The offering and sale of the Public Securities is herein referred to as the “Offering.”

1.2.2. Exercise of Option. The Over-Allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Effective Date. The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed by electronic mail setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the office of CFN Lawyers LLC or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option with respect to all or any portion of the Option Shares, subject to the terms and conditions set forth herein, the Company shall become obligated to sell to the Underwriters the number of Option Shares specified in such notice and, subject to the terms and conditions set forth herein, the Underwriters, acting severally and not jointly, shall purchase the number of Option Shares specified in such notice.

1.2.3. Payment and Delivery. Payment for the Option Shares shall be made on the Option Closing Date by wire transfer in Federal Funds, payable to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company will permit the Representative to examine and package the Option Shares for delivery, at least one (1) full Business Day prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.

1.3 [Reserved].

1.4 Tail Fee. The Company shall pay the Representative a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company (“Tail Fee”) in a transaction or series of transactions (each of such transactions, a “Tail Financing”) in which the Company’s securities are sold by the Company or any of its affiliates to an investor which the Representative contacted or introduced to the Company during the Engagement Period, provided that such Tail Financing is consummated within 12 months after the Engagement Period. In compliance with FINRA Rule 5110(g)(5)(B), the Tail Fee will be terminated upon the Company’s termination of the Engagement Letter for cause, in which case the Company will not be responsible for paying for the Tail Fee.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and any amendment or amendments thereto, on Form F-1 (File No. 333-283121), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”). The conditions for use of Form F-1, as set forth in the General Instructions to Form F-1, to register the Public Securities under the Securities Act have been satisfied. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated [●], 2025, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means [●], New York City, New York, time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433(h)(5) under the Securities Act (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File No. ●) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Public Securities. The registration of the Public Securities under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Public Securities under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2. Stock Exchange Listing. The Public Securities have been approved for listing on the Nasdaq Capital Market, the Nasdaq National Market or the NYSE American or such other stock exchanges as the Company and the Representative together determine (such stock exchange decided upon, the “Exchange”), subject only to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Public Securities from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.3. No Stop Orders, etc. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.4. Disclosures in Registration Statement.

2.4.1. Compliance with Securities Act and 10b-5 Representation.

(i) At the time of effectiveness of the Registration Statement (or at the time of any post-effective amendment to the Registration Statement) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Preliminary Prospectus and the Prospectus do and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations, and did or will, in all material respects, conform to the requirements of the Securities Act and the Securities Act Regulations. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T promulgated under the Securities Act (“Regulation S-T”).

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date and at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus does not conflict in any material respect with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The Parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following: the names of the Underwriters, the information with respect to stabilizing transactions contained in the section “Underwriting – Price Stabilization, Short Positions, and Penalty Bids” the section “Discounts and Expenses” and the number of Firm Shares to be purchased by each Underwriter (such information, the “Underwriters’ Information”).

(iv) Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.4.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it or any of its properties is or may be bound or affected and that is (i) referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company and the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor any other party is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for such defaults that would not reasonably be expected to result in a Material Adverse Change (as defined in Section 2.5.1 below). Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental or regulatory agency, authority, body, entity or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

2.4.3. Prior Securities Transactions. During the period starting three (3) years prior to the date of this Agreement, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

2.4.4. Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of material applicable federal, state, local and any applicable foreign laws, rules and regulations relating to the Offering and the Company’s business as currently conducted or contemplated are correct and complete in all material respects and no other such laws, rules or regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.4.5. No Other Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3.2 below.

2.5. Changes After Dates in Registration Statement.

2.5.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, results of operations, business, assets or prospects of the Company and its Subsidiaries (as defined below) taken as a whole, nor any change or development that, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company or its Subsidiaries, other than as contemplated pursuant to this Agreement; and (iii) no executive officer or director of the Company has resigned from any position with the Company.

2.5.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its shares.

2.6. Disclosures in Commission Filings. None of the Company’s filings with, or other documents furnished to, the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information. The Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”).

2.7. Independent Accountants. Wei, Wei & Co., LLP (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board (“PCAOB”), including the rules and regulations promulgated by such entity. The Auditor is currently registered and in good standing with the PCAOB. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, within the meaning of such term in Section 10A(g) of the Exchange Act.

2.8. Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules (if any) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present the financial condition, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. Except as included therein, no other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The “as adjusted” financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly the information shown therein, and, in the judgment of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, materially comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Securities Act, to the extent applicable. The Registration Statement, the Pricing Disclosure Package and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) since the date of the last balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its direct or indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its shares, (c) there has not been any change in the shares of the Company or any of its Subsidiaries, or, other than in the ordinary course of business, any grants under any stock compensation plan, and (d) there has not been any material adverse change in the Company’s long-term or short-term debt. The Company represents that it has no direct or indirect Subsidiaries other than those listed in Exhibit 21.1 to the Registration Statement.

2.9. Authorized Securities. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date or on the Option Closing Date, as the case may be, the adjusted capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date and there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of the Company or any security convertible into any class of shares of the Company, or any contracts or commitments to issue or sell any class of shares or any such options, warrants, rights or convertible securities.

2.10. Valid Issuance of Securities, etc.

2.10.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the holders thereof have no contractual rights of rescission or the ability to require the Company to repurchase such securities, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized share capital of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Prior to the date hereof, all offers and sales of the outstanding shares, options, warrants and other rights to purchase or exchange such securities for the shares were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or based in part on the representations and warranties of the purchasers of such shares, or were sold to non-U.S. residents outside of the United States and exempt from such registration requirements. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

2.10.2. Securities Sold Pursuant to this Agreement. The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.11. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any options, warrants, rights or other securities exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in the Registration Statement or any other registration statement to be filed by the Company.

2.12. Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered by the Company, will constitute, the legal valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except in each case: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.13. No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement and all other documents ancillary hereto and thereto, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in any violation of the provisions of the Company’s Memorandum of Association (as amended or restated from time to time, the “Charter”) or the Articles of Association of the Company (the “Articles of Association”); (ii) result in a breach or violation of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company is a party or as to which any property of the Company is subject; or (iii) violate any applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof, except, in the case of (ii) or (iii), for those breaches, violations or conflicts which (individually or in the aggregate) would not have or reasonably be expected to result in a Material Adverse Change.

2.14. No Defaults; Violations. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except, in each case, for those defaults which (individually or in the aggregate) would not have or reasonably be expected to result in a Material Adverse Change. The Company is not in violation of any franchise, license, permit, applicable law, rule, regulation, judgment, order or decree of any Governmental Entity, except, in each case, for those violations which (individually and in the aggregate) would not have or reasonably be expected to result in a Material Adverse Change.

2.15. Corporate Power; Licenses; Consents.

2.15.1. Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary consents, authorizations, approvals, licenses, certificates, clearances, permits and orders and supplements and amendments thereto (collectively, “Authorizations”) of and from all Governmental Entities required as of the date hereof for the Company to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except, in each case, where the failure to have such Authorizations (individually or in the aggregate) would not have or reasonably be expected to result in a Material Adverse Change.

2.15.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof and thereof, and all Authorizations required in connection therewith have been obtained. No Authorization of, and no filing with, any Governmental Entity, or another body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities or blue sky laws, the rules of the Exchange and the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).

2.16. D&O Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers, and holders of 10% or more of the Company’s shares prior to the Offering (such individuals, the “Insiders”) as supplemented by all information concerning the Company’s directors and officers set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus provided to the Representative and its counsel, is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate, incorrect or incomplete.

2.17. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding, pending or threatened, against or involving the Company or any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or in connection with the Company’s listing application for the listing of the Public Securities on the Exchange, and is required to be disclosed therein.

2.18. Good Standing. The Company has been duly incorporated and is validly existing as a company and is in good standing under the laws of Cayman Islands, as of the date hereof. The Company is duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Change.

2.19. Insurance. On the Closing Date, the Company will carry or will be entitled to the benefits of insurance (including, without limitation, directors’ and officers’ insurance), with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and all such insurance is in full force and effect, except for directors’ and officers’ liability insurance which the Company will obtain within a reasonable time subsequent to the Closing and except where the failure to maintain such insurance would not have or reasonably be expected to result in Material Adverse Change. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

2.20 Transactions Affecting Disclosure to FINRA.

2.20.1. Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or any of its shareholders that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

2.20.2. Payments Within Twelve (12) Months. Except as disclosed in writing to the Representative or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments in connection with the Offering (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.20.3. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.20.4. FINRA Affiliation. There is no (i) Insider or (iii) 10% or more beneficial owner of the Company’s unregistered equity securities, who acquired any equity securities of the Company during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

2.20.5. Information. All information provided by the Company in its FINRA questionnaire to counsel to the Underwriters specifically for use in connection with its public offering system filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.21. Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries or any other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.22. Compliance with OFAC. None of the Company and its Subsidiaries or any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.23 Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, including the Money Laundering Control Act of 1986, as amended, and any similar money laundering statutes, rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, “Money Laundering Laws”), including but not limited to the Cayman Islands Proceeds of Crime Law, and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to Money Laundering Laws is pending or threatened.

2.24 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to counsel to the Underwriters on the Closing Date or on the Option Closing Date shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.25. Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company’s officers, directors and each owner of 5% or more of the Company’s outstanding Ordinary Shares as of the Effective Date (or securities convertible, exchangeable or exercisable into Ordinary Shares) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement (as defined below), substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”), prior to the execution of this Agreement.

2.26. Subsidiaries. Each of the direct and indirect Subsidiaries of the Company is duly organized or incorporated as applicable and in good standing under the laws of its place of organization or incorporation, and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Change on the assets, business or operations of the Company and its Subsidiaries taken as a whole. The Company’s ownership and control of each Subsidiary is as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.27. Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

2.28. Board of Directors. The Board of Directors of the Company (the “Board”) is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as Board members and the overall composition of the Board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board qualify as “independent,” as defined under the listing rules of the Exchange.

2.29. Sarbanes-Oxley Compliance.

2.29.1. Disclosure Controls. The Company has developed disclosure controls and procedures that will comply in all material respects with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures will be effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.29.2. Compliance. The Company is, and at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and has taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

2.30. Accounting Controls. The Company and its Subsidiaries are in the process of establishing systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that will comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.31. No Investment Company Status. The Company is not, and, after giving effect to the Offering and the application of the net proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.32. No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or is threatened, and no key employee or significant group of employees of the Company plans to terminate employment with the Company.

2.33. Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and necessary for the conduct of the business of the Company and each of its Subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. No action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change, (i) there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.33, reasonably be expected to result in a Material Adverse Change; (iii) the Intellectual Property Rights owned by the Company and the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.33, reasonably be expected to result in a Material Adverse Change; (iv) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims referred to in this Section 2.33, reasonably be expected to result in a Material Adverse Change; and (v) no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. All material, technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. None of the technology employed by the Company has been obtained or is knowingly being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

2.34. Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Change, each of the Company and its Subsidiaries has: (i) filed all returns (as defined below) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof; and (ii) paid all taxes (as defined below) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or any of its Subsidiaries. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in the Registration Statement and the Prospectus, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. There are no tax liens against the assets, properties or business of the Company or its Subsidiaries other than liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which reserves in accordance with GAAP have been established in the Company’s books and records. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.35. ERISA Compliance. The Company is not incorporated in the United States, has no U.S. employees and is not subject to the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)).

2.36. Compliance with Laws. Each of the Company and each Subsidiary: (a) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the business of the Company as currently conducted (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change; (b) has not received any warning letter or other correspondence or notice from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any Authorizations; (c) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (d) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any activity conducted by the Company is in violation of any Applicable Laws or Authorizations and no Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (e) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and no such Governmental Entity is considering such action; and (f) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

2.37. Emerging Growth Company. From the time of the initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Representative and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

2.38. Environmental Laws. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, result in a Material Adverse Change. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Change; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Change.

2.39. Title to Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

2.40. Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 under the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that could reasonably be expected to materially affect the Company’s or its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described or incorporated by reference as required.

2.41. Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries, or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.42. Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the Effective Date and at the time of any amendment thereto, at the earliest time thereafter that the Company or the Underwriters made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Public Securities and at the Effective Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.43. Industry Data. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.44. Electronic Road Show. If the Company makes available a Bona Fide Electronic Road Show, it shall be in compliance with Rule 433(d)(8)(ii) of the Securities Act Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

2.45. Margin Securities. The Company owns no “margin securities” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Public Securities to be considered a “purpose credit” within the meanings of Regulations T, U or X of the Federal Reserve Board.

2.46. Dividends and Distributions. Except as disclosed in the Pricing Disclosure Package, Registration Statement and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

2.47. Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.48. Integration. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

2.49. Confidentiality and Non-Competition. No director, officer, key employee or consultant of the Company or any Subsidiary is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer (other than the Company or its Subsidiaries) or prior employer that could materially affect his or her ability to be and act in his or her respective capacity of the Company or such Subsidiary or reasonably be expected to result in a Material Adverse Change.

2.50. Corporate Records. The minute books of the Company have been made available to the Representative and counsel to the Underwriters and such books (i) contain minutes of all material meetings and actions of the Board (including each Board committee) and shareholders of the Company, and (ii) reflect all material transactions referred to in such minutes.

2.51. Diligence Materials. The Company has provided to the Representative and counsel to the Underwriters all materials necessary to respond in all material respects to the diligence request submitted to the Company or its counsel by the Representative.

2.52. Stabilization. Neither the Company nor any of its employees, directors or shareholders (without the consent of the Representative) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

2.53 Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1. Compliance. During the 45-day period prior to the filing of the Registration Statement with the Commission, and at all times thereafter prior to and following the Effective Date, the Company and its officers, directors and related parties will abide by all rules and regulations of the Commission relating to public offerings, including, without limitation, those relating to public statements and disclosures of material, non-public information. The Company, subject to Section 3.2.2, shall comply in all material respects with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of its receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, if it was not, it will promptly file such prospectus. The Company shall prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2. Continued Compliance. The Company shall comply in all material respects with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Company or to the underwriters, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel to the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will give the Representative notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within two (2) Business Days prior to the Applicable Time. The Company shall give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-Allotment Option specified in Section 1.2 hereof and will furnish the Representative with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or Representative Counsel shall reasonably object.

3.2.3. Exchange Act Registration. The Company shall use its commercially reasonable efforts to maintain the registration of the Public Securities under the Exchange Act (except in connection with a going-private transaction) for a period of three years from the Effective Date, or until the Company is liquidated or is acquired, if earlier. For a period of three years from the Effective Date, the Company shall not deregister any of the Public Securities under the Exchange Act without the prior notice to the Representative.

3.2.4. Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer General Use Free Writing Prospectus set forth in Schedule 2-B. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.2.5. Testing-the-Waters Communications. If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Securities Act Regulations (a “Written Testing-the-Waters Communication”) there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Representative and shall promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

3.3. Delivery to the Underwriters of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Representative and counsel to the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to each Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) upon receipt of a written request therefor from such Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4. Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5. Effectiveness and Events Requiring Notice to the Representative. The Company shall use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and shall notify the Representative promptly and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the filing with the Commission of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the occurrence of any event during the period described in this Section 3.5 that, in the reasonable judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall use its commercially reasonable efforts to obtain promptly the lifting of such order.

3.6. Review of Financial Statements. For a period of three (3) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information, or if it provides announcements only of its semi-annual financial statement, then it shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for the non-year end semi-annual announcement immediately preceding the announcement of such financial information.

3.7. Listing. The Company shall maintain the listing of the Public Securities on the Exchange for at least three (3) years from the date of this Agreement.

3.8. PCAOB Firm. As of the Effective Date, the Company shall have retained: (i) an independent PCAOB registered public accounting firm reasonably acceptable to the Representative, which will have responsibility for the review, audit and certification of the financial statements and the financial exhibits, which shall initially be Wei, Wei & Co., LLP, or another PCAOB accounting firm reasonably acceptable to the Representative, for at least one (1) year after the Closing Date; and (ii) a financial public relations firm reasonably acceptable to the Representative and the Company, which shall initially be [  ], which firm shall be experienced in assisting issuers in initial public offerings of securities and in their relations with their security holders for at least one (1) year from the date of this Agreement.

3.9. Reports to the Representative.

3.9.1. Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish or make available to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs released by the Company; (iii) a copy of each Current Report on Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) a copy of each report or other communication furnished to shareholders and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request. Documents filed with the Commission via its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.9.1.

3.9.2. Transfer Agent; Transfer Sheets. For a period of three (3) years after the date of this Agreement, the Company shall retain a transfer agent and registrar in the United States reasonably acceptable to the Representative (the “Transfer Agent”) and shall furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. VStock Transfer, LLC is acceptable to the Representative to act as Transfer Agent for the Public Securities.

3.9.3. Trading Reports. For a period of three (3) years after the date of this Agreement, during such time as the Public Securities are listed on the Exchange, the Company shall provide to the Representative, at the Company’s expense, such reports published by the Exchange relating to price trading of the Public Securities, as the Representative shall reasonably request.

3.10. Payment of Expenses. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, or upon demand if there is no Closing, all expenses related to the Offering or otherwise incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering with the Commission; (b) all corporate finance department financing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the Public Securities on the Exchange, including any fees charged by DTC; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such states or foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any blue sky surveys and, if appropriate, any agreements among the Underwriters, selected dealers’ agreement, Underwriters’ questionnaires and Power(s) of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many Preliminary Prospectuses and final prospectuses as the Representative may reasonably deem necessary; (g) the costs and expenses of a financial public relations firm referred to in Section 3.8; (h) the costs of preparing, printing and delivering certificates representing the Public Securities; (i) fees and expenses of the transfer agent for the Public Securities; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of the Public Securities from the Company to the Underwriters; (k) the costs associated with advertising the Offering after the Closing Date in the national editions of the Wall Street Journal and New York Times; (l) and the costs associated with one set of bound volumes of the Offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Representative may reasonably request; (m) the fees and expenses of the Company’s accountants; (n) the fees and expenses of the Company’s legal counsel and other agents and representatives; (o) translation cost for due diligence purposes, (p) reasonable costs for road show meetings, including expenses incurred for the preparation of power point presentations for such road show meetings and (q) up to $175,000 to cover the Representative’s accountable expenses for the Offering, including reasonable, out-of-pocket expenses (including, but not limited to, travel, communication, due diligence, and legal counsel fees and expenses) in connection with the performance of its services pursuant to the Offering, provided, however, that such expense limit in no way limits or impairs the indemnification and contribution provisions of this Agreement. For the sake of clarity, it is understood and agreed that the Company shall be responsible for the Representative’s fees and disbursements detailed in this Section 3.10, irrespective of whether the Offering is consummated whether or not the Offering has a closing. The Representative shall return to the Company any portion of advances against accountable expenses to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters. In addition, the Company hereby agrees to pay the Representative a non-accountable expense allowance computed at the rate of one percent (1%) of the gross proceeds of the Public Securities sold in the Offering.

3.11. Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.12. Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.13. Stabilization. Neither the Company nor any of its employees, directors or shareholders has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.14. Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15. Accountants. As of the date of this Agreement, the Company has retained an independent registered public accounting firm, as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board, reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Representative acknowledges that the Auditor is acceptable to the Representative.

3.16. FINRA. For a period of 60 days from the later of the Closing Date or the Option Closing Date, the Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 10% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.17. No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibilities to the Company are solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.18. Company Agreements.

3.18.1. Restriction on Sales of Shares. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of six (6) months  from the Closing Date (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; (iii) complete any offering of debt securities of the Company without notice to the Underwriter, other than entering into a line of credit or senior credit facility with a traditional bank or other lending institution, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital shares of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 3.18.1 shall not apply to the Public Securities to be sold hereunder.

3.18.2. Lock-Up Agreements. The Lock-Up Parties will enter into Lock-Up Agreements in favor of the Representative, pursuant to which (i) the Lock-Up Parties who are holders of 5% or more of the outstanding Ordinary Shares of the Company will agree, for a period of 6 months after the Effective Date , and (ii) the Lock-Up Parties who are directors and executive officers and affiliates of the Company will agree for six (6) months after the Effective Date that they will neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Representative ‘s prior written consent.

3.19. Release from Lock-up Period. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 3.18.2 and hereof for a Lock-Up Party and provides the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

3.20. Blue Sky Qualifications. The Company shall use its commercially reasonable efforts, in cooperation with the Underwriters, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.21. Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

3.22. Emerging Growth Company Status. The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Public Securities within the meaning of the Securities Act and (ii) fifteen (15) days following the completion of the Lock-Up Period.

3.23. Press Releases. Prior to the Closing Date and any Option Closing Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

3.24. Sarbanes-Oxley. The Company shall at all times comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

3.25 [Reserved].

3.26 [Reserved].

4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1 Regulatory Matters.

4.1.1. Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement shall have become effective not later than 5:30 p.m., New York City, New York, time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued by the Commission under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or are pending or contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act Regulations.

4.1.2. FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3. Exchange Clearance. On the Closing Date, the Firm Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance. On the first Option Closing Date (if any), the Option Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance.

4.2 Company Counsel Matters.

4.2.1. Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received (i) the opinion, including certain “10b-5” negative assurances of Loeb & Loeb LLP, United States counsel to the Company (“U.S. Counsel”) substantially as set forth in Exhibit C hereto; (ii) the opinion of David Fong & Co., Solicitors in form and substance satisfactory to the Representative; (iii) the opinion of Beijing Dacheng Law Offices, LLP in form and substance satisfactory to the Representative; and (iv) the opinion of Ogier, Cayman Islands counsel to the Company (“Cayman Counsel”) substantially as set forth in Exhibit D hereto, all of the documents in clauses (i), (ii), (iii), and (iv) of this Section 4.2.1 dated the Closing Date and addressed to the Representative.

4.2.2. Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the opinions of counsel listed in Section 4.2.1, dated the Option Closing Date, addressed to the Representative and in form and substance satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsel in their respective opinion and negative assurance statement delivered on the Closing Date.

4.3. Comfort Letters.

4.3.1. Cold Comfort Letter. At the time this Agreement is executed, the Representative shall have received a cold comfort letter from the Auditor containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative as representative of the Underwriters and in form and substance satisfactory to the Representative and the counsel to the Representative, dated as of the date of this Agreement.

4.3.2. Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) Business Days prior to the Closing Date or the Option Closing Date, as applicable.

4.4. Officers’ Certificates.

4.4.1. Officers’ Certificate. The Company shall furnish to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and its Chief Financial Officer stating on behalf of the Company and not in an individual capacity that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, they believe that the Registration Statement and each amendment thereto after the Effective Date, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto after the Effective Date, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) since the Effective Date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, a Material Adverse Change.

4.4.2. Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the acting Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying on behalf of the Company and not in an individual capacity: (i) that each of the Charter and Articles of Association is true and complete, has not been amended or modified and is in full force and effect; (ii) that the resolutions of the Board relating to the Offering are in full force and effect and have not been modified or rescinded; and (iii) as to the incumbency of the officers of the Company who have signed the certificates set forth in Section 4.4.1. The documents referred to in such certificate shall be attached to such certificate.

4.5. No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Change in the condition, financial or otherwise, business or prospects of the Company from the date of this Agreement; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may reasonably be expected to cause a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued by the Commission under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.6. No Material Misstatement or Omission. The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Representative Counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of Representative Counsel, is material or omits to state any fact which, in the opinion of Representative Counsel, is material and is necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

4.7. Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Public Securities, the Registration Statement, the Pricing Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement, and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

4.8. Delivery of Agreements.

4.8.1. Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements from each of Lock-Up Parties.

4.9. Additional Documents. At the Closing Date and at each Option Closing Date (if any) Representative Counsel shall have been furnished with such documents as they may reasonably require for the purpose of enabling counsel to the Underwriters to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Representative Counsel.

5. Indemnification.

5.1. Indemnification of the Underwriters.

5.1.1. General. The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (such parties, collectively, the “Underwriter Indemnified Parties,” and, each, an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Underwriter Indemnified Party results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities to such person as required by the Securities Act and the Securities Act Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof.

5.1.2. Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses. Such Underwriter Indemnified Party shall have the right to employ its or the Underwriters’ own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such Underwriter Indemnified Party or Underwriter Indemnified Parties shall have been advised by its or their counsel that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the Underwriter Indemnified Party or Underwriter Indemnified Parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter Indemnified Parties who are party to such action (in addition to local counsel) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld, conditioned or delayed.

5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, its officers and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to such losses, liabilities, claims, damages and expenses (or actions in respect thereof) which arise out of or are based upon untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

5.3. Contribution.

5.3.1. Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Underwriters, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) of this Section 5.3.1 is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 5.3.1 but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering of the Public Securities shall be deemed to be in the same proportion as the total proceeds from the Offering purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, the intent of the Parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the Parties agree that the written information furnished to the Company through the Representative by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 5.3.1 shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 5.3.1 no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2. Contribution Procedure. Within fifteen (15) calendar days after receipt by any Party (or its representative) of notice of the commencement of any action, suit or proceeding, such Party (“notifying party”) will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure of the notifying party to so notify the contributing party will not relieve the contributing party from any liability which it may have to any other Party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 calendar days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute as provided in this Section 5.3 are several and in proportion to their respective underwriting obligation, and not joint.

6. Default by an Underwriter.

6.1. Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-Allotment Option is exercised hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2. Default Exceeding 10% of Firm Shares or Option Shares. If the default addressed in Section 6.1 relates to more than 10% of the Firm Shares or Option Shares, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Shares or Option Shares, the Representative does not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Shares or Option Shares on such terms. If neither the Representative nor the Company arranges for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 8.3 hereof with respect to the Underwriter’s expenses), or the several Underwriters; provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder. For the avoidance of doubt, nothing contained in this Section 6 shall excuse a default by the Representative (in its capacity as an Underwriter) in its obligations to purchase the Firm Shares or the Option Shares, if the Over-Allotment Option is exercised hereunder.

6.3. Postponement of Closing Date. If the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters pursuant to Section 6.1, or are to be purchased by another party or parties pursuant to Section 6.2, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel to the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Option Shares.

7. Additional Covenants.

7.1. Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as members of the Board and the overall composition of the Board comply with the Sarbanes-Oxley Act, the Exchange Act and the listing rules of the Exchange or any other national securities exchange, as the case may be, if the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of the Board qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange.

7.2. Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period commencing on the date of the Engagement Letter and ending at 5:00 p.m., New York City, New York, time, on the first (1st) Business Day following the fortieth (40th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business. The Company shall adhere to all “gun jumping” and “quiet period” rules and regulations of the Commission prior to, during and following the filing of the Registration Statement and the Closing Date.

8. Effective Date of this Agreement and Termination Thereof.

8.1. Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other Party.

8.2. Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s reasonable opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an escalation in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of a Material Adverse Change, or an adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.3. Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters, pursuant to Section 6.2 above, if this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable, including up to $260,000 to the Representative less amounts previously advanced, and upon demand the Company shall pay the full amount thereof to the Representative on behalf of the Underwriters and the Representative shall return any portion of the advance not used to pay its accountable out-of-pocket expenses actually incurred; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

8.4. Survival of Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5. Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement (except for Section 6.2) or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9. Miscellaneous.

9.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission or electronic mail and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

Eddid Securities USA Inc.

40 Wall Street, Suite 1606

New York, NY 10005

Attn: Tom Li

Email: tli@eddidusa.com

Fax Number: (212) 820-9770

with a copy (which shall not constitute notice) to:

CFN Lawyers LLC

$4607 Albany

New York, 12207

Attn: Sanny Choi, Esq.

Email: sanny.choi@cfnllc.us

If to the Company:

ECST HOLDINGS LIMITED

Flat B5, 25/F, TML Tower

No.3 Hoi Shing Road

Tsuen Wan, New Territories,

Hong Kong

Attention: Yik Hang Chow, Chief Executive Officer and Chairman of the Board

Email: eric@1ecst.ltd

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place, Central

Hong Kong

9.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the Parties.

9.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the Parties, oral and written, with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the Parties that all other terms and conditions of the Engagement Letter shall remain in full force and effect.

9.5. Binding Effect. This Agreement shall inure solely to the benefit of the Parties and the indemnified parties referred to in Section 5 and their respective successors, heirs and assigns, and shall be binding upon each of them, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6. Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the Supreme Court of the State of New York sitting in the County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the Parties and delivered to each of the other Parties. Delivery of a signed counterpart of this Agreement by facsimile or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

9.8. Waiver, etc. The failure of any of the Parties to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the Parties to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ECST HOLDINGS LIMITED

By:
Name:	Yik Hang Chow
Title:	Chief Executive Officer

Confirmed as of the date first written above, on behalf of itself and as Representative of the several Underwriters named in Schedule 1 hereto:

EDDID SECURITIES USA INC.

By:
Name:	Tom Li
Title:	Chief Executive Officer

Signature Page to the Underwriting Agreement

SCHEDULE 1

Underwriter	Total Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased if the Over-Allotment Option is Fully Exercised
Eddid Securities USA Inc.	[●]	[●]
[●]	[●]	[●]
TOTAL	[●]	[●]

SCHEDULE 2-A

Pricing Information

Number of Firm Shares:		[●]
Number of Option Shares:		[●]
Public Offering Price per Firm Share:	$	[●]
Public Offering Price per Option Share:	$	[●]
Underwriting Discount per Firm Share:		7.0%
Underwriting Discount per Option Share:		7.0%
Proceeds to Company per Firm Share (before expenses):	$	[●]
Proceeds to Company per Option Share (before expenses):	$	[●]

SCHEDULE 2-B

Issuer General Use Free Writing Prospectuses

Free Writing Prospectus filed with the Securities and Exchange Commission on [DATE] and linked to here: [●]

SCHEDULE 3

List of Lock-Up Parties

Name	Position
YHC Group Limited	Holder of over 5% of the Company’s outstanding Common Stock

Erpbng (BVI) Limited	Holder of over 5% of the Company’s outstanding Common Stock

Zhao Pang	Chief Financial Officer

Yuk Ming Christopher Chung	Independent Director

Hing Cheong Lau	Independent Director

Shing Kei Sze	Independent Director

Yik Hang Chow	Director, Chief Executive Officer (Chairman)

EXHIBIT A

Form of Lock-Up Agreement

[●], 2025

Eddid Securities USA Inc.

40 Wall Street, Suite 1606

New York, NY 10005

Attention: Tom Li

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to Eddid Securities USA Inc. (the “Representative”) in connection with the Underwriting Agreement (the between ECST Holdings Limited, a Cayman Islands corporation (the “Company”), and the Underwriters dated [DATE], 2025 (the “Underwriting Agreement”), relating to the Offering. Capitalized terms used in this Agreement but not otherwise defined have the meanings set forth in the Underwriting Agreement.

In order to induce the Underwriters to continue their efforts in connection with the Offering, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a shareholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during the period beginning on and including the date of this Agreement through and including the date that is six (6) months following the Effective Date (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Representative, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act) (such shares, the “Beneficially Owned Shares”) or securities convertible into or exercisable or exchangeable for shares, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of shares of the Company.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Underwriter waives, in writing, such extension.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three Business Days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two Business Days after the publication date of such press release; provided, that such press release is not a condition to the release of the aforementioned lock-up provisions due to the expiration of the Lock-Up Period. The provisions of this paragraph will also not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The restrictions set forth in the immediately preceding paragraph of this Agreement shall not apply to:

(i) any transfers made by the undersigned: (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned, (c) as a bona fide gift to a charity or educational institution, or (d) if the undersigned is or was an officer, director or employee of the Company, to the Company pursuant to the Company’s right of repurchase upon termination of the undersigned’s service with the Company; or

(ii) transfers consented to, in writing by Underwriter; provided however, that in the case of any transfer described in clause (i) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representative, acting on behalf of the Underwriters, not later than one Business Day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Underwriter. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of any Ordinary Shares or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for shares or other Beneficially Owned Shares, and (ii) the Company may, with respect to any shares or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing, they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of any Public Securities, (3) the withdrawal of the Registration Statement, or (4) the Offering has not closed by the termination date of the Offering or such other date as may be agreed as the final date of the Offering if the Company and the Underwriter extend the duration of the Offering.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

The undersigned has caused this Lock-Up Agreement to be executed as of the date first set forth above.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

EXHIBIT B

Form of Press Release

ECST HOLDINGS LIMITED [●], 202[●]

ECST Holdings Limited (the “Company”) announced today that Eddid Securities USA Inc. acting as representative for the underwriters in the Company’s recent public offering of [●] of the Company’s Ordinary Shares, is [waiving] [releasing] a lock-up restriction with respect to [●] Ordinary Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20[●], and the securities may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

EXHIBIT C

Form of Opinion of Loeb & Loeb LLP

Eddid Securities USA Inc.

40 Wall Street, Suite 1606

New York, NY 10005

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Loeb & Loeb LLP, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), in connection with the registration statement on Form F-1 initially filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on [●] (File No. 333-[●]), as amended (the “Registration Statement”), including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was declared effective by the Commission on [   ]. The Registration Statement contains (i) a prospectus that relates to the initial public offering, issuance, and sale by the Company (the “Offering”) of up to [●] class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), including: (a) [●] Ordinary Shares (the “IPO Shares”) issuable in connection with the Offering, and (b) up to [●] Ordinary Shares (the “Option Shares”) for which the Underwriters (as defined below) have been granted an over-allotment option, pursuant to the terms and provisions of that certain Underwriting Agreement dated as of [   ] (the “Underwriting Agreement”) by and between the Company and Eddid Securities USA Inc., as the representative (the “Representative”) of the several underwriters listed on Schedule 1 to the Underwriting Agreement (the “Underwriters”), and (ii) a prospectus that relates to the resale by two existing shareholders of up to [●] Ordinary Shares. The IPO Shares and the Option Shares are collectively referred to as the “Registered Securities” hereinafter. This opinion letter is being delivered to you at the request of the Company pursuant to Section 4.2 of the Underwriting Agreement. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the respective meanings given to them in the Underwriting Agreement.

In connection with this opinion letter, we have examined the following documents:

(a) An executed copy of the Underwriting Agreement;

(b) The Lock-Up Agreements as executed by each of the directors, officers, and 5% or greater shareholders of the Company;

(c) The Registration Statement, as amended;

(d) The preliminary prospectus, dated [  ], distributed to prospective purchasers of the IPO Shares and the Option Shares (the “Preliminary Prospectus”);

(e) The Pricing Disclosure Package;

(f) The final prospectus dated [  ], as filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus”);

(g) The registration statement on Form 8-A (File No. [  ]) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to the Ordinary Shares, as filed with the Commission on [  ];

(h) A copy of the Amended and Restated Memorandum and Articles of Association of the Company (the “Memorandum and Articles”);

(i) A Certificate of Good Standing, dated [  ], by the Registrar of Companies in the Cayman Islands, as to the good standing of the Company;

(j) Copies of the agreements and instruments filed as exhibits to the Registration Statement;

(k) Copies of the written resolutions of the Board of Directors of the Company dated [  ], approving and authorizing, among other things, the Offering, the execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of the transactions contemplated thereby;

(l) A certificate of the Chief Executive Officer and Chief Financial Officer of the Company dated [  ] as to certain matters required pursuant to the Section 4.4.1 of the Underwriting Agreement;

(m) A certificate of the Chief Executive Officer, acting in his capacity as the secretary of the Company dated [     ], certifying to us the completeness of certain corporate documents of the Company and as to the incumbency of the officers of the Company pursuant to the Section 4.4.2 of the Underwriting Agreement;

(n) An opinion letter issued by Ogier, the Cayman counsel to the Company, dated [  ] (the “Cayman Opinion”) and an opinion letter issued by Ogier dated [  ] and filed as exhibit 5.1 to the Registration Statement;

(o) An opinion letter issued by [●], the BVI legal counsel to the Company, dated [  ] (the “BVI Opinion”);

(p) An opinion letter issued by David Fong & Co., Solicitors, the Hong Kong legal counsel to the Company, dated [     ] (the “Hong Kong Opinion”);

(q) An opinion letter issued by Beijing Dacheng Law Offices, LLP, the PRC legal counsel to the Company, dated [  ] (the “PRC Opinion,” together with the Cayman Opinion, the BVI Opinion and the Hong Kong Opinion, the “Counsel Opinions”);

(r) A letter from the Nasdaq Stock Market LLC dated [  ], approving the Company’s application to list its Ordinary Shares on Nasdaq Capital Market; and

(s) Such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Items (a)-(r) above are referred to herein as the “Authority Documents.” We have also examined a certificate of Mr. Yik hang Chow, the Chief Executive Officer of the Company, and Mr. Zhao Pang, the Chief Financial Officer of the Company, dated [      ], certifying to us as to certain factual matters necessary for us to render this opinion (the “Back-up Certificate”).

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents. In making our examination of the documents executed by the parties, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof (except as otherwise stated below). Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts material to the opinions expressed herein, and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been relied upon by us in connection with the preparation and delivery of this opinion letter. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations, including those made in the Underwriting Agreement, of officers and other representatives of the Company and others, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

In rendering the opinions in this opinion letter, we have relied on the Cayman Opinion as to the due incorporation of the Company and the validity of the Registered Securities and other Counsel Opinions as to certain legal matters contained therein. We assumed, except to the extent expressly set forth in and covered by our opinions below, that (a) each party to the Underwriting Agreement (i) is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has full power and authority to execute the Underwriting Agreement and to enter into the transactions contemplated therein, (iii) has taken all necessary action to authorize execution of the Underwriting Agreement on its behalf by the person or persons executing same, (iv) has properly executed and delivered the Underwriting Agreement, and (v) has duly obtained all consents or approvals of any nature from, and made all filings with, any governmental authorities necessary for such party to execute, deliver and perform its obligations under the Underwriting Agreement, (b) all acts have been taken without violation of any fiduciary duties and in accordance with any notice or disclosure requirements, (c) the execution and delivery of, and performance of their respective agreements under, the Underwriting Agreement by each party thereto do not violate any law, rule, regulation, judgment, injunction, order, decree, agreement, or instrument binding upon such party, (d) except with respect to the Company, the Underwriting Agreement is the legal, valid, and binding obligation of, and enforceable against, each party thereto, and (e) the truthfulness and factual accuracy (but not legal conclusions) of (i) the Company’s representations and warranties contained in the Underwriting Agreement, (ii) each of the matters addressed in the Back-up Certificate, and (iii) each statement as to all other factual matters contained in the Authority Documents, including, without limitation, factual conclusions and characterizations and descriptions of purposes, intention, or other states of mind relating to the parties to the Authority Documents.

In rendering our opinions herein, we have also assumed that there is no oral or written agreement, understanding, course of dealing, or usage of trade that amends any term of the Underwriting Agreement, or any waiver of any such term, that the Underwriting Agreement is accurate and complete, and that there has been no mutual mistake of fact or actual or constructive fraud, misrepresentation, duress, undue influence, or similar inequitable conduct.

The opinions contained in this letter are only expressions of professional judgment regarding the legal matters addressed and are not guarantees that a court would reach any particular result.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.	The Underwriting Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.	The Registration Statement, as of the date of its effectiveness, and the Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package appeared on their face, as of their respective filing dates with the Commission, to be responsive with the applicable form requirements for registration statements on Form F-1 under the Securities Act and the applicable rules and regulations of the Commission thereunder (in each case other than the financial statements and schedules and other company and financial data included or incorporated by reference therein, as to which we express no opinion). The Company is not a party to any contract, agreement, or document of a character that is required to be filed as an exhibit to, or incorporated by reference in, the Registration Statement or described in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or Prospectus that has not been so filed, incorporated by reference, or described as required.

3.	The Registration Statement was declared effective under the Securities Act on [ ]. The Prospectus was filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on [ ]. No stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

4.	No consent, approval, authorization, license, registration, qualification, notice to or filing with, or order of or action by any United States federal or state court, Governmental Entity, administrative agency, or regulatory authority is required to be obtained or made by the Company in connection with (i) the issuance and sale of the IPO Shares or the Option Shares, or (ii) the due authorization, execution, delivery, or performance of the Underwriting Agreement and all exhibits and schedules thereto, and any other documents or agreements executed by the Company in connection with the Offering contemplated thereunder (the “Transaction Documents”) or the consummation of the transactions contemplated thereby, except (a) such as have been obtained under the Securities Act or the Exchange Act, (b) such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and the distribution of the IPO Shares or the Option Shares by the Underwriters, (c) such as have been obtained pursuant to the requirements of the Financial Industry Regulatory Authority, Inc. or The Nasdaq Stock Market LLC, or (d) such as may be required under the laws of any foreign jurisdiction.

5.	The execution and delivery of the Underwriting Agreement by the Company, the issuance and sale of the Registered Securities by the Company pursuant to the Underwriting Agreement, the performance by the Company of its obligations under the Underwriting Agreement, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, do not and will not (a) violate, any applicable law, statute, rule, or regulation of the U.S. federal government, the State of New York, or the Nasdaq Capital Market, (b) violate or constitute a default under any mortgage, deed of trust, note, indenture, loan, contract, commitment, or other agreement, in each case which (i) is governed by the laws of the State of New York or the federal laws of the United States of America and (ii) which has been (or should have been) filed or incorporated by reference as an exhibit to the Registration Statement pursuant to Item 601(b)(4) or (b)(10) of Regulation S-K, to which the Company is a party, (c) violate any judgment, order, or decree that has been issued by any federal court or any court of the State of New York, except in the case of clauses (a), (b), and (c), for such defaults or violations that would not, individually or in the aggregate, cause a Material Adverse Change.

6.	Other than as set forth in the any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company, any director, officer or controlling shareholder is a party or of which any property of the Company is or the subject that, if determined adversely to the Company would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company, or any director, officer or controlling shareholder, or would prevent or impair the consummation of the transactions contemplated by the Underwriting Agreement, or that are required to be described in the Registration Statement and the Prospectus.

7.	The Company is not and, after giving effect to the offer and sale of the Registered Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

8.	There are no agreements or understandings between the Company and any person pursuant to any agreement granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except as described in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or to require the Company to include such securities in the Registration Statement.

9.	The statements made in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus under the caption “Material Tax Considerations— Material United States Federal Income Tax Considerations,” to the extent such statements relate to matters of United States tax law, fairly summarize such provisions, characteristics or matters in all material respects. This opinion is given under Item 601 of Regulation S-K as our opinion regarding tax matters. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, all of which are subject to change. Further, there can be no assurance that the Internal Revenue Service or a court will not take a contrary position.

10.	The statements in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus under the captions “Implications of Being an Emerging Growth Company and a Foreign Private Issuer,” and “Shares Eligible for Future Sale,” insofar as such statements purport to summarize documents or matters of law referred to therein, fairly and accurately summarize the documents or matters of law referred to therein in all material respects.

11.	The issuance and sale of the Registered Securities pursuant to the Underwriting Agreement on the Closing Date are not subject to any preemptive rights pursuant to any material agreement filed as an exhibit to the Registration Statement that is governed by New York law. The Registered Securities have been or will be issued in compliance with applicable securities laws, rules and regulations and conform in all material respects to the descriptions thereof contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus.

12.	The Form 8-A, at the time that it was filed with the Commission, complies with the requirements for registration statements on Form 8-A under the Exchange Act and the applicable rules and regulations of the Commission thereunder; the Form 8-A has become effective under the Exchange Act; and the Ordinary Shares were registered pursuant to Section 12(b) of the Exchange Act pursuant to the Form 8-A.

13.	Neither the Company, nor any of its affiliates, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act, which would require the registration of the sales of any such securities under the Securities Act.

The Company has received a letter from the Nasdaq Stock Market LLC dated [    ] approving the Company’s application to list its Ordinary Shares on Nasdaq Capital Market, a copy of which letter is attached hereto as Schedule I.

The opinions set forth above are subject to the following qualifications:

A.	We express no opinion other than as specifically set forth in opinions 1 through 13 above. This opinion letter is predicated solely upon laws in existence and facts as we know them as of the date hereof and is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We expressly disclaim any obligation to update this opinion after the date hereof for any reason, including but not limited to, any new or changed facts or laws which come to our attention after the date hereof.

B.	In rendering the opinions set forth above, we have made no examination of, and we express no opinion with respect to, any accounting matters or, except as set forth in paragraph 9 above, tax matters. Our opinion in paragraph 4 above is not intended to cover consents, approvals, or filings that might be required solely as a result of the conduct by the Company of its business or operations.

C.	Our opinions are limited to only those laws, rules, and regulations that we have, in the exercise of customary professional diligence, but without any special investigation, recognized as generally applicable to the transactions contemplated by the Underwriting Agreement and generally to business organizations of the same type as the Company that are not engaged in regulated business activities, and exclude the USA Patriot Act, the Trading with the Enemy Act, Executive Order 13224, and similar laws and regulations, as well as all laws, rules, and regulations of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991), provided that we do not exclude United States federal securities laws and regulations administered by the Commission. The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of the rules and regulations of the Financial Industry Regulatory Authority, Inc. and other self-regulatory agencies.

D.	The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America, each as currently in effect, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

E.	We express no opinion herein as to the following: (i) the enforceability of provisions in any agreement or document referred to herein relating to delay or omission of enforcement of rights or remedies, or waivers of defenses, waivers of jury trials, or waivers of benefits of stay, extension, moratorium, statutes of limitation or other nonwaivable benefits bestowed by operation of law; (ii) the enforceability of any choice of law or consent to jurisdiction provision in any agreement or document referred to herein; (iii) the enforceability of the indemnification or contribution provisions in any agreement or document referred to herein to the extent such provisions purport to indemnify any party against the consequences of its own negligence, gross negligence, recklessness, willful misconduct, fraud or similar illegal conduct; (iv) whether a court would grant any remedy sought with respect to immaterial breaches or to the extent any party has acted in bad faith in exercising remedies; or (v) whether a court would grant a particular remedy provided for in the Underwriting Agreement as opposed to another remedy provided for in the Underwriting Agreement or at law or in equity. In addition, certain other provisions of the Underwriting Agreement otherwise addressed in our enforceability opinion might not be enforceable under the applicable law but, in our opinion (and subject to the other comments, assumptions, limitations, qualifications and exceptions of this opinion letter), those provisions, even if unenforceable, would not (individually or in the aggregate) render the Underwriting Agreement unenforceable as a whole or result in the intended beneficiaries having inadequate rights and remedies under the Underwriting Agreement and applicable law for the practical realization of the principal benefits intended by the Underwriting Agreement. In all cases, we assume that a court would sever an unenforceable provision from the Underwriting Agreement, even in the absence of a severability clause.

We have participated in conferences with Underwriters and counsel of the Underwriters and with certain officers and employees of, and counsel and independent certified public accountants for, the Company, at which conferences the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, and the Prospectus and related matters were discussed, and, although we are not passing upon and do not assume any responsibility for, nor have we independently verified, the accuracy, completeness, or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, or the Prospectus, except to the extent set forth in our opinions in paragraphs 9 and 10 above, in connection with the preparation of the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, and the Prospectus, nothing has come to our attention that would lead us to believe that (a) the Registration Statement or the Prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we express no opinion) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package (except for the financial statements and financial schedules and other financial data included therein, as to which we express no opinion) as of the time the Underwriting Agreement was executed on [  ], or as amended or supplemented, if applicable, and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which we express no opinion), as of its date or as amended or supplemented, if applicable, and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

This opinion letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this opinion letter after its delivery. This opinion letter is furnished by us as counsel for the Company, is solely for your benefit in connection with the transaction described herein, and is not to be given to or relied upon by any other or entity (including, without limitation, by any person or entity that acquires Registered Securities from you) or used for any other purposes or quoted in whole or in part without our prior written consent. No interest you may have under or with respect to this opinion letter may be assigned without our prior written consent.

Very Truly Yours,

Loeb & Loeb LLP

Schedule I to Exhibit C of Underwriting Agreement

Nasdaq Approval Letter

EXHIBIT D

Form of Opinion of Ogier

[DATE]

Eddid Securities USA Inc.

40 Wall Street, Suite 1606

New York, NY 10005

Dear Sirs

ECST Holdings Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1(File No. 333-[●]), as filed with the United States Securities and Exchange Commission (the Commission) on [date], including all amendments or supplements thereto (the Registration Statement), under the Securities Act of 1933, as amended (the Act). The Registration Statement relates to the offering by the Company (the Offering) of [●] ordinary shares of US$0.0001 par value each of the Company (the Ordinary Shares), plus an option to issue up to an additional [●] Ordinary Shares, or 15% of the total number of the Ordinary Shares (excluding shares subject to the over-allotment option) to be offered by the Company pursuant to the Offering to cover the over-allotment option to be granted to the underwriters (the Underwriters) (collectively, the Offering Shares).

There will also be a resale by certain shareholders of the Company as stated in the Registration Statement (the Selling Shareholders) of [●] Ordinary Shares which are presently issued and outstanding (the Resale Shares).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Document. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the document(s) listed in Part A of Schedule 1 (the Document). In addition, we have examined the corporate and other documents and conducted the searches listed in Part B of Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar). The Company is a separate legal entity and is subject to suit in its own name and has the capacity to sue in its own name.

Corporate power

(b)	The Company has all requisite power under its Memorandum and Articles to:

(i)	execute and deliver the Document and to perform its obligations, and exercise its rights, under the Document;

(ii)	own, lease and operate its properties and to conduct its business in accordance with its Memorandum and Articles and as described in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(iii)	the issuance, offer and sale of the Offering Shares by the Company; and

(iv)	the listing of the shares of the Company on the Nasdaq Capital Market.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise:

(i)	the execution and delivery of the Document, the performance of its obligations, and the exercise of its rights, under the Document;

(ii)	the issuance, offer and sale of the Offering Shares by the Company;

(iii)	the listing of the shares of the Company on the Nasdaq Capital Market; and

(iv)	the issuance, filing and delivery of the Registration Statement and Prospectus.

(d)	The Company has taken all requisite corporation action to authorise the execution of the Registration Statement by the directors and officers of the Company.

Due execution

(e)	The Company has duly executed and delivered the Document.

Share Capital

(f)	The authorised share capital of the Company is US$50,000 divided into 250,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 250,000,000 Class B Ordinary Shares of a par value of US$0.0001 each.

(g)	Based solely on the Register of Members (as defined in Schedule 1), the issued share capital of the Company is [●] ordinary Shares of par value of US$0.0001 each.

(h)	Pursuant to section 48 of the Companies Act (Revised) of the Cayman Islands (the Companies Act), the register of members shall be prima facie evidence of any matters that the Companies Act directed or authorised to be inserted therein. A member registered in the register of member will be deemed, as a matter of Cayman Islands law, to have prima facie legal title to those shares as set against its name in the register of members.

No conflict

(i)	The issuance of the Offering Shares by the Company pursuant to the Document, the issuance and delivery of the Registration Statement and Prospectus and the execution and delivery of the Document by the Company, and the consummation of the transactions therein contemplated, under it, do not contravene:

(i)	the Memorandum and Articles; or

(ii)	any law, regulation, order or public rule of the Cayman Islands applicable to the Company.

No approvals and consents

(j)	The Company is not required to obtain any consent, licence, approval, authorisation or exemption of any governmental or regulatory authority, agency or court in the Cayman Islands in connection with:

(i)	the execution and delivery of the Document, the performance of its obligations, and the exercise of its rights, under the Document;

(ii)	the issuance, offer and sale of the Offering Shares by the Company;

(iii)	the listing of the shares of the Company on the Nasdaq Capital Market;

(iv)	the issuance, filing and delivery of the Registration Statement and Prospectus; or

(v)	the payment of dividends and other distributions declared and payable on the Offering Shares.

(k)	There are no reporting obligations under the Cayman Islands law on the holders of the Offering Shares. The Underwriters will not be subject to any reporting or similar requirements under Cayman Islands law solely with respect to its holding of the Offering Shares.

Issuance of Offering Shares

(l)	The Offering Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i)	issued and allotted by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement, the Document and the Memorandum and Articles; and

(ii)	such issuance of Offering Shares has been duly registered in the Company’s register of members as fully paid shares,will be validly issued, fully paid and non-assessable.

(m)	The Offering Shares (when issued under the Offering) shall rank pari passu with the existing issued Ordinary Shares in relation to voting and transfer rights and are freely transferable subject to the terms of the then effective memorandum and articles of association and the Document.

Pre-emptive rights

(n)	The issuance of the Offering Shares by the Company pursuant to the Document is not subject to any pre-emptive rights, written right of first offer, right of first refusal or any similar rights under the Memorandum and Articles or the Companies Act.

Choice of law

(o)	The express choice of the laws of the jurisdiction specified in the Document to be the governing law of the Document (its Proper Law) will be recognised and applied by the courts of the Cayman Islands in any action brought in such courts in respect of the Document.

Enforceability

(p)	The Document constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

Submission to jurisdiction

(q)	In the Document that contains a provision pursuant to which the Company) agrees to submit to the jurisdiction of the courts specified in such provision, such submission and is legal and valid.

Enforcement of foreign judgments

(r)	Although there is no statutory enforcement in the Cayman Islands of judgments or orders obtained in foreign courts (other than certain courts of Australia and its external territories), the courts of the Cayman Islands will recognise and enforce a foreign judgment or order, without re-examination or re-litigation of the matters adjudicated upon, if the judgment or order:

(i)	is given by a foreign court of competent jurisdiction;

(ii)	is final and conclusive;

(iii)	is not in respect of a tax, fine or other penalty;

(iv)	was not obtained by fraud; and

(v)	is not of a kind, the enforcement of which is contrary to public policy in the Cayman Islands.

The courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction. Subject to these limitations, the courts of the Cayman Islands will recognise and enforce a foreign judgment for a liquidated sum and may also give effect in the Cayman Islands to other kinds of foreign judgments, such as declaratory orders, orders for performance of contracts and injunctions.

Filings and recordings

(s)	To ensure the validity, enforceability or admissibility in evidence of the Document in the courts of the Cayman Islands, it is not necessary that the Document or any other document relating to them be filed or recorded with any governmental or regulatory authority, agency or court in the Cayman Islands.

Pari passu ranking

(t)	The obligations of the Company under the Document rank at least pari passu with all of its other unsecured and unsubordinated indebtedness or obligations other than obligations mandatorily preferred by law.

No litigation revealed

(u)	Based solely on our investigation of the Register of Writs and Other Originating Process (Register of Writs), no litigation was pending in the Cayman Islands against the Company, nor had any petition been presented or order made for the winding up of or the appointment of a restructuring officer to the Company, as of the close of business on the day before our inspection on [date].

No taxation

(v)	No taxes, fees or charges are payable (by assessment, withholding, deduction or otherwise) to the government of the Cayman Islands in respect of:

(i)	the execution or delivery of the Document (provided the Document is executed and remain outside the Cayman Islands), or the performance by any of the parties of their respective obligations thereunder;

(ii)	any payments made under, or pursuant to, the Document;

(iii)	subject to payment of stamp duty and any applicable court fees, the enforcement of the Document;

(iv)	the issue and allotment of the Offering Shares by the Company;

(v)	the initial sale of the Offering Shares to the Representative in the manner contemplated in the Document;

(vi)	the payment of dividends and other distribution declared and payable on the Offering Shares;

(vii)	the entering of the Underwriters as the registered holder of the relevant Offering Shares;

(viii)	the sale, resale and delivery outside of the Cayman Islands of the Offering Shares by the Underwriters to the initial purchasers thereof;

(ix)	the listing of the Ordinary Shares on the Nasdaq Capital Market; or

(x)	the issuance, filing and delivery of the Registration Statement and Prospectus.

The Cayman Islands have no form of income, corporate or capital gains tax nor do they have any estate duty, inheritance tax or gift tax.

No deemed residence

(w)	The Underwriters will not be deemed to be resident, domiciled, carrying on business or subject to tax in the Cayman Islands by reason only of the negotiation, preparation, execution, delivery, or enforcement of the Document by the Underwriters.

Sovereign Immunity

(x)	The Company is not entitled to claim any immunity from legal process in the Cayman Islands.

No licence

(y)	It is not necessary under the laws of the Cayman Islands (i) in order to enable any party to the Document to exercise or enforce their rights under the Document; or (ii) solely by reason of the execution, delivery and performance of the Document; or (iii) solely by reason of the holding of or the exercise of any rights of the Ordinary Shares, that any party to the Document, or as the case may be, any holder of the Ordinary Shares should be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands or any other political subdivision thereof.

Dividends

(z)	Provided that the Company is able to pay its debts as they fall due prior to, and following the declaration and payment of the proposed dividend and subject to the availability of legally available funds, all dividends and other distributions declared and payable by the Company in respect of the Ordinary Shares in accordance with Cayman Islands law and the Memorandum and Articles may, under the current laws and regulations of the Cayman Islands, be paid to the registered holder of the Ordinary Shares, and where they are to be paid from the Cayman Islands, are freely transferable out of the Cayman Islands without the necessity of obtaining any consent of the Cayman Islands governing or any political subdivision or authority thereof or therein.

(aa)	There are no restrictions under Cayman Islands law which would prevent the Company from paying dividends to shareholders in U.S. Dollars or any other currency.

No foreign exchange controls

(bb)	There are no foreign exchange controls or foreign exchange regulations under the laws of the Cayman Islands. The Company is free to acquire, hold and sell foreign currency without restrictions under the laws of the Cayman Islands.

Disclosures in Registration Statement and the Prospectus

(cc)	The statements contained in the Registration Statements and the Prospectus in the sections headed “Prospectus Summary - Transfers of Cash To and From Our Subsidiaries”, “Prospectus Summary - Enforceability of Civil Liabilities”, “Risk Factors”, “Dividend Policy”, “Management”, “Description of Share Capital”, “Material Income Tax Considerations - Cayman Islands Taxation”, and “Enforceability of Civil Liabilities”, in so far as they purport to summarise the description of the Ordinary Shares, the Memorandum and Articles or laws or regulations of the Cayman Islands, are accurate in all material respects and fairly present the information and summarise the matters referred to therein.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Document to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Document (or as to how the commercial terms of the Document reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Document and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Document will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Who can rely on this opinion

This opinion is given for your benefit in connection with the Document. With the exception of your professional advisers (acting only in that capacity), it may not be disclosed to or relied upon by any person or used for any other purpose or referred to or made public in any way without our prior written consent.

Yours faithfully

Ogier

SCHEDULE 1 TO EXHIBIT D OF UNDERWRITING AGREEMENT

Documents examined

Part A

The Document

1	The underwriting agreement dated [date] by and between the Company and Eddid Securities USA Inc. as representative of the underwriters named therein (the Underwriting Agreement).

Part B

Corporate and other documents

1	The certificate of incorporation of the Company dated 5 February 2025 issued by the Registrar.

2	The memorandum and articles of association of the Company adopted at incorporation and as amended by written resolutions of the then shareholder(s) of the Company dated 5 February 2025 and [●].

3	The amended and restated memorandum and articles of association as adopted by special resolution passed on [date], and conditional upon and with effect from the date on which the Registration Statement becomes effective(the Memorandum and Articles).

4	A certificate of good standing dated [date] (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5	The register of directors and officers of the Company dated [date] (the Register of Directors).

6	The register of members of the Company dated [date] (the Register of Members, and together with the Register of Directors, the Registers).

7	The written resolutions of the directors of the Company dated [●],[●].

8	The written resolutions of the then shareholder(s) of the Company dated [●], [●].

9	The written resolutions of the directors of the Company dated [●] and [date] approving, inter alia, the Company’s filing of the Registration Statement and issuance of the Offering Shares (such written resolutions, collectively, the IPO Board Resolutions).

10	The written resolutions of all of the shareholders of the Company dated [date].

(items [7] to [10] shall be collectively referred to as the Reviewed Resolutions)

11	A form of the share certificate in respect of the Ordinary Shares as exhibited in the Registration Statement (the Share Certificates).

12	A certificate from a director of the Company dated [date] as to certain matters of facts, a copy of which is attached hereto (the Director’s Certificate).

13	The Registration Statement, the preliminary prospectus of the Company dated [date] in connection with the Offering forming part of the Registration Statement (the Preliminary Prospectus), and the final prospectus of the Company in connection with the Offering forming part of the Registration Statement (the Prospectus).

14	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on [date].

SCHEDULE 2 TO EXHIBIT D OF UNDERWRITING AGREEMENT

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copies of original documents examined by us (whether in facsimile, electronic or other form) conform to the original documents and those original documents are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	Where the Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of the Document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

6	Each of the parties to the Document other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

7	Any individuals who are parties to the Document, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under the Document, sign such documents and give such information.

8	The Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

9	In authorising the execution and delivery of the Document by the Company, the exercise of its rights and performance of its obligations under the Document, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

10	The Document has been duly executed and unconditionally delivered by the Company in the manner authorised in the IPO Board Resolutions.

Choice of law

11	The express choice in the Document of its Proper Law as the governing law of the Document was made in good faith.

12	The express choice of its Proper Law as the governing law of the Document whose Proper Law is not Cayman Islands law is a valid and binding selection under its Proper Law and all other relevant laws (other than the laws of the Cayman Islands).

13	There is nothing under any law (other than the laws of the Cayman Islands) that would or might affect the opinions herein.

Enforceability

14	The Document is legal, valid, binding and enforceable against all relevant parties in accordance with its terms under its Proper Law and all other relevant laws (other than, in the case of the Company, the laws of the Cayman Islands).

15	If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

16	No moneys paid to or for the account of any party under the Document represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised), and the Terrorism Act (Revised) respectively). None of the parties to the Document is acting or will act in relation to the transactions contemplated by the Document, in a manner inconsistent with United Nations sanctions or measures extended by statutory instrument to the Cayman Islands by order of His Majesty in Council.

17	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Document nor the exercise by any party to the Document of its rights or the performance of its obligations under them contravene those laws or public policies.

18	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Document or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

19	None of the transactions contemplated by the Document relate to any partnership interests, shares, voting rights in a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company, exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a Legal Person) or to the ultimate effective control over the management of a Legal Person (Relevant Interests) that are subject to a restrictions notice issued pursuant to the Beneficial Ownership Transparency Act (Revised) of the Cayman Islands (a Restrictions Notice).

Approvals, consents and filings

20	The Company has obtained all consents, licences, approvals and authorisations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of the Cayman Islands) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of the Document. Any conditions to which such consents, licences, approvals and authorisations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

21	All of the following that are necessary to ensure the validity, legality, enforceability or admissibility in evidence of the Document have been made or paid:

(a)	all notarisations, apostillings and consularisations required pursuant to the laws of all relevant jurisdictions (other than those of the Cayman Islands); and

(b)	all filings, recordings, registrations and enrolments of the Document with any court, public office or elsewhere in any jurisdiction outside the Cayman Islands; and

(c)	all payments outside the Cayman Islands of stamp duty, registration or other tax on or in relation to the Document.

Submission to jurisdiction

22	The submission by the Company to the jurisdiction of the courts specified in the Document is binding on the Company as a matter of all relevant laws (other than the laws of the Cayman Islands).

Sovereign immunity

23	The Company is not a sovereign entity of any state and does not have sovereign immunity for the purposes of the UK State Immunity Act 1978 (which has been extended by statutory instrument to the Cayman Islands).

Pari passu ranking

24	As a contractual matter under the governing law of the Document, the payment obligation of the Company under the Document is unsubordinated and the parties to the Document will not subsequently agree to subordinate or defer their claims.

No Cayman Islands establishment

25	No party to the Document (other than the Company) will enter into the Document or administer the transactions contemplated by it through a branch or office in the Cayman Islands.

Sufficient authorised share capital

26	The Company will not, from the date of this opinion, undertake any further issuance, allotment or reservation of shares, or enter into any contractual commitments to issue, allot or reserve any new shares for any purposes other than the shares required to be issued pursuant to the Offering and the Document (as the case may be).

Register of Writs

27	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

SCHEDULE 3 TO EXHIBIT D OF UNDERWRITING AGREEMENT

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Register of Writs

3	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

(c)	as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Choice of law

4	Where the Proper Law of the Document is not Cayman Islands law:

(a)	the courts of the Cayman Islands will not recognise the choice of its Proper Law as the governing law of the Document to the extent that such choice of Proper Law would be incompatible with the public policy of Cayman Islands law; and

(b)	in any action brought in respect of the Document in the courts of the Cayman Islands, those courts will not apply its Proper Law unless that law is pleaded and proved in the courts of the Cayman Islands, nor will they apply that law:

(i)	to matters of procedure; and

(ii)	to the extent the application of that Proper Law would be incompatible with the public policy of Cayman Islands law or contrary to mandatorily-applicable provisions of Cayman Islands law.

Enforceability

5	In this opinion, the term “enforceable” means that the relevant obligations are of a type that the courts of the Cayman Islands will ordinarily enforce, but it does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation:

(a)	enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. In particular, equitable remedies, such as specific performance and injunction, will only be granted by a court in its discretion and may not be available where the court considers damages to be an adequate remedy;

(c)	a claim may be barred by statutes of limitation, or it may be or become subject to defences of set-off, abatement, laches or counterclaim and the doctrines of estoppel, waiver, election, forbearance or abandonment;

(d)	a court may refuse to allow unjust enrichment;

(e)	a person who is not a party to the Document that is governed by Cayman Islands law may not have the benefit of and may not be able to enforce its terms except to the extent that the Document expressly provides that the third party may, in its own right, enforce such rights (subject to and in accordance with the Contracts (Rights of Third Parties) Act, 2014);

(f)	enforcement of an obligation of a party under the Document may be invalidated or vitiated by reason of fraud, duress, misrepresentation or undue influence or it may be limited by Cayman Islands law dealing with frustration of contracts;

(g)	a provision of the Document that fetters any statutory power of a Cayman Islands’ company, such as a provision restricting the company’s power to commence its winding up, to alter its memorandum and articles of association or to increase its share capital, may not be enforceable;

(h)	the effectiveness of a provision in the Document releasing a party from a liability or duty otherwise owed may be limited by law;

(i)	a court will not enforce a provision of the Document to the extent that it may be illegal or contrary to public policy in the Cayman Islands or purports to bar a party unconditionally from, seeking any relief from the courts of the Cayman Islands or any other court or tribunal chosen by the parties;

(j)	a provision of the Document is construed as being penal in nature, in that it provides that a breach of a primary obligation results in a secondary obligation that imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation will not be enforceable (and we express no opinion as to whether such a provision is proportionate);

(k)	a court may refuse to give effect to a provision in the Document (including a provision that relates to contractual interest on a judgment debt) that it considers usurious;

(l)	a court may not enforce a provision of the Document to the extent that the transactions contemplated by it contravene economic or other sanctions imposed in respect of certain states or jurisdictions by a treaty, law, order or regulation applicable to the Cayman Islands;

(m)	a court may refuse to give effect to a provision in the Document that involves the enforcement of any foreign revenue or penal laws;

(n)	where a contract provides for the payment of legal fees and expenses incurred by a party to that contract in enforcing the contract, a party who succeeds in enforcing the contract is entitled to recover by court judgment the amount of the legal fees and expenses found to be due under the terms of the contract. In all other cases, costs of legal proceedings can only be recovered from another party to the proceedings by a court order, which is a matter for the discretion of the court, and such costs are liable to taxation (assessment by the court); and

(o)	enforcement or performance of any provision in the Document which relates to a Relevant Interest may be prohibited or restricted if any such Relevant Interest is or becomes subject to a Restrictions Notice.

A court may determine in its discretion the extent of enforceability of a provision of the Document that provides for or requires, as the case may be:

(p)	severability of any provision of the Document held to be illegal or unenforceable;

(q)	any calculation, determination or certificate to be conclusive or binding, including if that calculation, determination or certificate is fraudulent or manifestly inaccurate or has an unreasonable or arbitrary basis;

(r)	the vesting in a party of a discretion or of a power to determine a matter in its opinion, if that discretion is exercised unreasonably or the opinion is not based on reasonable grounds; or

(s)	written amendments or waivers of the Document, if a purported amendment or waiver is effected by oral agreement or course of conduct,

(t)	and we express no opinion on any provisions of that type.

6	The law of the Cayman Islands may not recognise a difference between negligence and gross negligence.

7	Where the Document is dated “as of” a specific date, although the parties to the Document have agreed between themselves that, as a matter of contract and to the extent possible, their rights and obligations under it take effect from a date prior to the date of execution and delivery, the Document still comes into effect on the date it is actually executed and delivered. Rights of third parties under the Document also take effect from the date the Document is actually executed and delivered, rather than the “as of” date.

Jurisdiction clauses

8	Exclusive jurisdiction: Notwithstanding any provision of the Document providing for the exclusive jurisdiction of the courts of another country, the courts of the Cayman Islands may not stay or strike out proceedings brought in contravention of such a provision if the claimant shows that it is just and proper to allow such proceedings to continue. In relation to some matters the courts of the place of incorporation have exclusive jurisdiction and, where that place of incorporation or registration is not the Cayman Islands, the Cayman Islands court will not accept jurisdiction.

9	Non-exclusive jurisdiction: Notwithstanding any provision of the Document providing for the non-exclusive jurisdiction of the courts of another country, a Cayman Islands court will only refuse leave to serve a writ outside of the Cayman Islands if the Cayman Islands are not the most appropriate forum and will only stay or strike out proceedings if pursuing the case in the Cayman Islands court would be vexatious or oppressive. There is no presumption that the nomination of a non-exclusive forum will give priority to that forum over the Cayman Islands.

Stamp duty

10	Cayman Islands stamp duty will be payable if the Document is executed in, or brought to, the Cayman Islands (including being produced to a court of the Cayman Islands).

Public offering in the Cayman Islands

11	The Company is prohibited by section 175 of the Companies Act from making any invitation to the public in the Cayman Islands to subscribe for any of its securities and accordingly the Company will not issue or deliver the Registration Statement or the Prospectus from or within the Cayman Islands.

None of the party to the Document have or will negotiate, prepare, execute or deliver the Document in or from within the Cayman Islands.

Legal Ownership of Shares

12	Our opinion refers solely to the legal owners of the shares in the Company as disclosed in the Register of Members. We make no comment as to the underlying beneficial owners of the shares.